                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             CARMIKE CINEMAS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              CARMIKE CINEMAS, INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 2, 2000

         The Annual Meeting of Stockholders of Carmike Cinemas, Inc. will be held at the offices of Troutman Sanders LLP, Bank of America Plaza, 600 Peachtree Street, N.E., 52nd Floor, Atlanta, Georgia on Tuesday, May 2, 2000, commencing at 10:00 a.m., E.D.T.

         At the meeting, the stockholders will be asked to:

                  1. Elect nine (9) directors to serve for the ensuing year or until their successors are duly elected and have qualified; and

                  2. Transact any other business that may properly be brought before the meeting.

         The Board of Directors has fixed the close of business on March 20, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting or any adjournment thereof. Please mark, sign and date the enclosed proxy card and mail it promptly in the accompanying envelope.


                                        By Order of the Board of Directors,


                                        /s/ F. LEE CHAMPION, III
                                        F. LEE CHAMPION, III
                                        Secretary

Columbus, Georgia
April 7, 2000


                                    IMPORTANT

         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE THAT HAS BEEN PROVIDED. IN THE EVENT YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                              CARMIKE CINEMAS, INC.

                             PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 2, 2000


         This proxy statement and the accompanying proxy card are furnished to the stockholders of Carmike Cinemas, Inc. ("Carmike") in connection with the solicitation of proxies by the Board of Directors of Carmike for use at the Annual Meeting of Stockholders of Carmike to be held on May 2, 2000, at the offices of Troutman Sanders LLP, Bank of America Plaza, 600 Peachtree Street, N.E., 52nd Floor, Atlanta, Georgia at 10:00 a.m., E.D.T and any adjournments thereof. All stockholders are encouraged to attend the meeting. Your proxy is requested, however, whether or not you attend in order to assure maximum participation.

         At the Annual Meeting, stockholders will be requested to act upon the matters set forth in this proxy statement. If you are not present at the meeting, your shares can be voted only when represented by proxy. You may cancel your proxy before balloting begins by notifying the Secretary of Carmike in writing at Carmike's principal executive offices. In addition, any proxy signed and returned by you may be revoked at any time before it is voted by delivering a new duly executed proxy card bearing a later date or by appearing and voting in person at the meeting. It is anticipated that this proxy statement and accompanying proxy card will first be mailed to Carmike's stockholders on or about April 17, 2000. Carmike's 1999 Annual Report to Stockholders, which should be read in conjunction with the matters discussed in this proxy statement, is also enclosed. The expenses incidental to the preparation and mailing of this proxy material are being paid by Carmike. No solicitation is planned beyond the mailing of this proxy material to stockholders.

         The principal executive offices of Carmike are located at 1301 First Avenue, Columbus, Georgia 31901-2109. The telephone number is (706) 576-3400.

         The close of business on March 20, 2000 has been fixed as the record date for the determination of stockholders of Carmike entitled to notice of and to vote at the Annual Meeting. On that date, Carmike had outstanding 9,968,287 shares of its Class A Common Stock, $.03 par value (the "Class A Common Stock"), 1,420,700 shares of its Class B Common Stock, $.03 par value (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), and 550,000 shares of its 5.5% Series A Senior Cumulative Convertible Exchangeable Preferred Stock, $1.00 par value (the "Series A Preferred Stock"). Each share of Class A Common Stock entitles the holder thereof to one vote per share on all matters properly coming before the meeting. Each share of Class B Common Stock entitles the holder thereof to ten votes per share on all matters properly coming before the meeting. Each share of Series A Preferred Stock entitles the holder thereof to vote as though he held the four shares of Class A Common Stock currently underlying each share of the Series A Preferred Stock (i.e., four votes per share of Series A Preferred Stock).

         At the Annual Meeting, the holders of stock representing a majority of the voting power of all classes of stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, constitutes a quorum. Abstentions will be treated as present for purposes of determining a quorum. Shares held by a broker as nominee (i.e., in "street name") that the broker, as a result of incomplete instructions from the beneficial owner of shares, cannot vote ("broker non-votes"), will also be treated as present for quorum purposes. Directors are elected by a plurality of the votes cast by the holders of Carmike's Class A Common Stock, Class B Common Stock and Series A Preferred Stock voting together as a single class at a meeting at which a quorum is present. Votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors.


                            I. ELECTION OF DIRECTORS

         The Board of Directors has nominated the nine individuals named below for election as directors of Carmike, each to serve until the next annual meeting of stockholders and until his or her respective successor shall be duly elected and shall qualify. All of the individuals nominated by the Board of Directors for election are presently directors of Carmike. It is the present intention of the persons named in the accompanying form of proxy to vote such proxy (unless authority to so vote is withheld) for the election of the nine nominees named below as directors of Carmike.

         The Board of Directors expects that each of the nominees will be available to stand for election and to serve as director. In the event a vacancy among the original nominees occurs prior to the meeting, the proxies will be voted for a substitute nominee or nominees named by the Board and for the remaining nominees.

         The following is a brief description of the business experience of each nominee for at least the past five years. For purposes of this description, references to Carmike include Carmike's predecessor, Martin Theatres, Inc., and ages are presented as of January 31, 2000.

         C.L. PATRICK, age 81, has served as Chairman of the Board of Directors of Carmike since April 1982. Mr. Patrick joined Carmike in 1945, became its General Manager in 1948 and served as President of Carmike from 1969 to 1970. He served as President of Fuqua Industries, Inc. from 1970 to 1978 and as Vice Chairman of the Board of Directors of Fuqua Industries, Inc. from 1978 to 1982. Mr. Patrick is a director emeritus of Columbus Bank & Trust Company. Messrs. Michael W. Patrick and Carl L. Patrick, Jr. are the sons of Mr. C.L. Patrick.

         MICHAEL W. PATRICK, age 49, has served as President of Carmike since October 1981, as a director of Carmike since April 1982 and as Chief Executive Officer since March 1989. He joined Carmike in 1970 and served in a number of operational and film booking and buying capacities prior to becoming President. Mr. Patrick serves as a director of Columbus Bank & Trust Company and the Will Rogers Institute, and he is a member of the Board of Trustees of Columbus State University Foundation, Inc.

         F. LEE CHAMPION, III, age 49, joined Carmike in January 1998 as Senior Vice President, General Counsel and Secretary. In December 1998, he was elected a director of Carmike. Prior to joining Carmike, Mr. Champion practiced law with the firm of Champion and Champion.

         ELIZABETH C. FASCITELLI, age 41, has been a director of Carmike since December 1998. She is a managing director in the Principal Investment Area of Goldman, Sachs & Co. She joined Goldman, Sachs & Co. in 1984 and became a managing director in 1997. Ms. Fascitelli serves on the Board of Directors of Neuromedical Systems, Inc.

         RICHARD A. FRIEDMAN, age 42, has been a director of Carmike since December 1998. He is a managing director and head of the Principal Investment Area of Goldman, Sachs & Co. He joined Goldman, Sachs & Co. in 1981 and became a partner in 1990. Mr. Friedman is Chairman of AMF Bowling, Inc. and serves on the Board of Directors of Polo Ralph Lauren Corporation.

         JOHN W. JORDAN, II, age 51, has been a director of Carmike since April 1982. He is a co-founder and managing partner of The Jordan Company, which was founded in 1982. Mr. Jordan is a managing partner of Jordan/Zalaznick Capital Company and Chairman of the Board and Chief Executive Officer of Jordan Industries, Inc. From 1973 until 1982, he was a Vice President of Carl Marks & Company, a New York investment banking company. Mr. Jordan is a director of Apparel Ventures, Inc., Ameriking, Inc., Jackson Products, Inc., Motors & Gears Holdings, Inc., Fannie May Holdings, Inc., GEAR For Sports, Inc. and Rockshox, Inc., as well as most of the companies in which The Jordan Company holds investments.

         CARL L. PATRICK, JR., age 53, has served as a director of Carmike since April 1982. He was the Director of Taxes for the Atlanta, Georgia office of Arthur Young & Co. from October 1984 to September 1986, and is currently self-employed. Previously, he was a certified public accountant with Arthur Andersen & Co. from 1976 to October 1984. Mr. Patrick served two terms as Chairman of the Board of Summit Bank Corporation and currently serves as a director of that company. Mr. Patrick is Co-Chairman of PGL Entertainment Corp.

         CARL E. SANDERS, age 74, has been a director of Carmike since April 1982. He is engaged in the private practice of law as Chairman of Troutman Sanders LLP, an Atlanta, Georgia law firm. Mr. Sanders is a director of First Union Corporation of Georgia, Learning Technologies, Ltd., World Access, Inc., Matria Healthcare, Inc., HIE, Inc. and Metromedia International Group, Inc.

         DAVID W. ZALAZNICK, age 45, has served as a director of Carmike since April 1982. He is a co-founder and general partner of The Jordan Company, a managing partner of Jordan/Zalaznick Capital Company and a director of Jordan Industries, Inc. From 1978 to 1980, he worked as an investment banker with Merrill Lynch White Weld Capital Markets Group and, from 1980 until the formation of The Jordan Company in 1982, Mr. Zalaznick was a Vice President of Carl Marks & Company. Mr. Zalaznick is a director of Apparel Ventures, Inc., Marisa Christina, Inc., Ameriking, Inc., Motors & Gears Holdings, Inc., GEAR For Sports, Inc. and Jackson Products, Inc., as well as most of the companies in which The Jordan Company holds investments.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES SET FORTH ABOVE.

                             ADDITIONAL INFORMATION

BOARD MEETINGS

         The business of Carmike is managed by or under the direction of the Board of Directors. The Board of Directors met twice during the year ended December 31, 1999, and took action by unanimous written consent in lieu of a meeting on six occasions. Each of the directors, with the exception of Messrs. Jordan and Zalaznick, attended at least 75% of the aggregate of (1) the total meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which he or she served, during the periods that he or she served. Each non-salaried director of Carmike receives a $6,000 fee per annum for services as a director plus $500 for each meeting of the Board at which he or she participates in person.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Stock Option Committee, which consists of Messrs. John W. Jordan, II and David W. Zalaznick, has the authority to determine to whom options are to be granted under the Carmike Cinemas, Inc. 1998 Class A Stock Option Plan as well as the type of option and the number of shares subject thereto. The Stock Option Committee did not meet during the year ended December 31, 1999.

         The Audit Committee, which consists of Messrs. John W. Jordan, II, David W. Zalaznick and Elizabeth C. Fascitelli, recommends the engagement of independent auditors of Carmike and reviews with the independent auditors the scope and results of Carmike's audits, Carmike's internal accounting controls and the professional services furnished by the independent auditors to Carmike. The Audit Committee met once during the year ended December 31, 1999.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

         The following table sets forth certain information as to the Class A Common Stock and the Class B Common Stock of Carmike beneficially owned as of January 31, 2000 by each person, other than persons whose ownership is reflected under the caption "Security Ownership of Management," who is known to Carmike to own, directly or indirectly, more than 5% of the outstanding shares of either class of Carmike's Common Stock, and reflects information presented in each such person's Schedule 13D or Schedule 13G (and amendments, if any, thereto) as filed with the Securities and Exchange Commission and provided to Carmike.

                                                                  TITLE                       PERCENT        TOTAL
                                                                    OF        BENEFICIAL         OF         VOTING
NAME AND ADDRESS OF BENEFICIAL OWNER                              CLASS        OWNERSHIP     CLASS (1)    INTEREST(2)
--------------------------------------------------------------- ----------- ---------------- -----------  -----------
Southeastern Asset Management, Inc. (3)
         6410 Poplar Avenue, Suite 900
         Memphis, Tennessee 38119..........................     Class A         1,940,000      19.5%         7.4%
Dimensional Fund Advisors, Inc. (4)
         1299 Ocean Avenue, 11th Floor
         Santa Monica, California 90401                         Class A           717,100       7.2%         2.7%
Lazard Freres & Co. LLC (5)
         30 Rockefeller Plaza
         New York, New York 10020..........................     Class A           597,200       6.0%         2.3%
Leucadia Investors, Inc. (6)
         315 Park Avenue South, 20th Floor
         New York, New York 10010..........................     Class A           589,475       5.9%         2.2%

--------------

(1) Percent of Class is with respect to outstanding shares of Class A Common Stock as of January 31, 2000 (9,968,287 shares outstanding on that date).

(2) Total Voting Interest reflects ten votes afforded each share of outstanding Class B Common Stock (14,207,000 votes), one vote afforded each share of outstanding Class A Common Stock (9,968,287 votes), and four votes afforded each share of outstanding Series A Preferred Stock (2,200,000 votes) for a total of 26,375,287 votes.

(3) Based on Amendment No. 2 to the Schedule 13G filed on February 9, 2000 by Southeastern Asset Management, Inc. ("Southeastern"), an investment advisor, Longleaf Partners Small-Cap Fund, an investment company, and Mr. O. Mason Hawkins, the Chairman of the Board and Chief Executive Officer of Southeastern.

(4) Based on the Schedule 13G filed on February 3, 2000 by Dimensional Fund Advisors Inc. ("Dimensional"). Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over 717,100 shares of the Class A Common Stock. The Portfolios own all securities reported above, and Dimensional disclaims beneficial ownership of such securities.

(5) Based on Amendment No. 1 to the Schedule 13G filed on January 28, 2000 by Lazard Freres & Co. LLC, an investment advisor.

(6) Leucadia Investors, Inc. is an indirect wholly-owned subsidiary of Leucadia National Corporation; both entities are New York corporations. Leucadia National Corporation may be deemed to be the beneficial owner of the Class A Common Stock shares by virtue of its shared powers to direct the voting and disposition by Leucadia Investors, Inc. of such shares. John W. Jordan, II, David W. Zalaznick and Leucadia Investors, Inc. are each a general partner in The Jordan Company, a New York general partnership organized in 1982, which was one of the three original investors in the leveraged buyout of Carmike in April 1982.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information as to the Class A Common Stock and the Class B Common Stock beneficially owned as of January 31, 2000 by each of Carmike's directors, nominees for director, each executive officer named in the Summary Compensation Table set forth under the caption "Executive Compensation and Other Information" and all directors and executive officers as a group.

                                                                  TITLE                        PERCENT       TOTAL
                                                                   OF         BENEFICIAL         OF          VOTING
NAME AND ADDRESS OF BENEFICIAL OWNER                              CLASS        OWNERSHIP      CLASS (1)    INTEREST (2)
-------------------------------------------------------------- ------------ ---------------- ------------ --------------
C.L. Patrick (3)...........................................    Class B            225,143       15.8%            8.5%
Michael W. Patrick (4).....................................    Class A             95,000           *               *
                                                               Class B            651,913       45.9%           24.7%
Carl L. Patrick, Jr. (5)...................................    Class A             39,791           *               *
                                                               Class B            543,644       38.3%           20.6%
F. Lee Champion, III.......................................    Class A                205           *               *
Elizabeth C. Fascitelli (6)................................    Class A                 --          --              --
Richard A. Friedman (6)....................................    Class A                 --          --              --
John W. Jordan, II (7)(8)..................................    Class A            448,205        4.5%            1.7%
Carl E. Sanders (9)........................................    Class A             44,228           *               *
David W. Zalaznick (7)(10).................................    Class A            288,915        2.9%               *
Anthony J. Rhead (11)......................................    Class A              7,500           *               *
Fred W. Van Noy (12).......................................    Class A             15,000           *               *
All directors and executive officers as a group                Class A            945,165        9.5%            3.6%
        (15 persons)(13)...................................    Class B          1,420,700      100.0%           53.9%

--------------
*        Indicates less than 1%.

(1) Percent of Class is with respect to outstanding shares of each class of Common Stock as of January 31, 2000 (9,968,287 outstanding shares of Class A Common Stock and 1,420,700 outstanding shares of Class B Common Stock), plus such additional shares as are subject to purchase upon exercise of vested options held by the particular group of persons.

(2) Total Voting Interest reflects ten votes afforded each share of outstanding Class B Common Stock (14,207,000 votes), one vote afforded each share of outstanding Class A Common Stock (9,968,287 votes), and four votes afforded each share of outstanding Series A Preferred Stock (2,200,000 votes) for a total of 26,375,287 votes.

(3) C.L. Patrick and Frances E. Patrick are husband and wife. Includes 45,963 shares of Class B Common Stock owned by Frances E. Patrick as to which shares C.L. Patrick disclaims beneficial ownership. Includes 59,576 shares of Class B Common Stock held in trust for Michael W. Patrick by C.L. Patrick, as trustee, and 59,576 shares held in trust for Carl L. Patrick, Jr. by Frances E. Patrick, as trustee; pursuant to these trusts, C.L. Patrick and Frances E. Patrick each sold the remainder interest in the shares held by these trusts in return for an annuity based on their joint lives.

(4) Includes 39,478 shares of Class B Common Stock held by Michael W. Patrick as custodian for his minor son; Michael W. Patrick has voting and investment power with respect to such shares but disclaims beneficial ownership thereof. Excludes 59,576 shares of Class B Common Stock held in trust for Michael W. Patrick by C.L. Patrick, as trustee, the remainder interest of which Michael W. Patrick has purchased. Includes 90,000 shares of Class A Common Stock which are subject to purchase upon exercise of vested options held by Michael W. Patrick. The combined voting power represented by the shares of Class A Common Stock and Class B Common Stock beneficially owned by Michael W. Patrick is approximately 25.3% of the total combined voting power represented by the outstanding shares of these two classes.

(5) Includes 200 shares of Class A Common Stock owned by Carl Patrick's wife, as to which shares Mr. Patrick disclaims beneficial ownership. Excludes 59,576 shares of Class B Common Stock held in trust for Carl
         L. Patrick, Jr. by Frances E. Patrick, as trustee, the remainder interest of which Carl L. Patrick, Jr. has purchased. The combined voting power represented by the shares of Class A Common Stock and Class B Common Stock beneficially owned by Carl L. Patrick, Jr. is approximately 20.8% of the total combined voting power represented by the outstanding shares of these two classes.

(6) Does not include 550,000 shares of the Series A Preferred Stock held by GS Capital Partners III, L.P. and certain other affiliates of Goldman, Sachs & Co. The Series A Preferred Stock currently represents 8.3% of the total voting interest of the Company's voting securities. See "Certain Relationships and Related Transactions." Also does not include shares of Class A Common Stock which may be deemed to be beneficially owned by Goldman, Sachs & Co. as a result of ordinary course trading activities from time to time or shares of Class A Common Stock held in client accounts ("Managed Accounts") with respect to which Goldman, Sachs & Co. or its employees have voting or investment discretion or both. Goldman, Sachs & Co., Ms. Fascitelli and Mr. Friedman disclaim beneficial ownership of the Class A Common Stock held in Managed Accounts, except to the extent of their pecuniary interest therein.

(7) John W. Jordan, II, David W. Zalaznick and Leucadia Investors, Inc. are each a general partner in The Jordan Company, a New York general partnership organized in 1982, which was one of the three original investors in the leveraged buyout of Carmike in April 1982. Does not include 589,475 shares of Class A Common Stock owned by Leucadia Investors, Inc.

(8) Consists of 448,205 shares of Class A Common Stock owned by The Jordan Trust, a charitable remainder trust, as to which shares Mr. Jordan disclaims beneficial ownership. Until May 26, 1995, Mr. Jordan was a director of Leucadia National Corporation.

(9) Includes 14,000 shares of Class A Common Stock owned by Mr. Sanders' wife, as to which shares Mr. Sanders disclaims beneficial ownership.

(10) Includes an aggregate of 12,000 shares held by three irrevocable trusts for the benefit of Mr. Zalaznick's minor children (Mr. Zalaznick's wife is the trustee of these trusts), 50 shares held by Mr. Zalaznick as custodian for his minor son and 75 shares held by Mr. Zalaznick as custodian for his minor daughter. Mr. Zalaznick disclaims beneficial ownership of such 12,125 shares.

(11) Consists of 7,500 shares of Class A Common Stock which are subject to purchase upon exercise of vested options by Mr. Rhead.

(12) Consists of 15,000 shares of Class A Common Stock which are subject to purchase upon exercise of vested options by Mr. Van Noy.

(13) Includes 321 shares of Class A Common Stock held by an unnamed executive officer of Carmike, and also includes 6,000 shares of Class A Common Stock that are subject to purchase upon exercise of vested options held by another unnamed executive officer.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table sets forth certain information concerning the compensation of Carmike's Chief Executive Officer and each of the other four most highly compensated executive officers of Carmike serving as of December 31, 1999 (these five individuals, collectively, the "named executive officers") for the fiscal years ended December 31, 1999, 1998 and 1997.

                                                                                          LONG-TERM
                                                                   ANNUAL               COMPENSATION
                                                                COMPENSATION               AWARDS
                                                          ----------------------       ---------------
                                                                                         SECURITIES          ALL OTHER
                                                            SALARY        BONUS         UNDERLYING         COMPENSATION
NAME AND PRINCIPAL POSITION                       YEAR        ($)          ($)         OPTIONS/SARS(#)       ($) (1)
-------------------------------------------       ----    ----------    --------       ---------------    --------------

Michael W. Patrick..........................      1999    $  589,719    $  44,000                  0      $    63,962
        President, Chief Executive Officer        1998       566,058       62,800             75,000           63,894
        and Director                              1997       566,058       64,800                  0           63,018

C.L. Patrick................................      1999       227,067            0                  0            3,886
         Chairman of the Board of Directors       1998       290,492            0                  0            5,866
                                                  1997       307,687            0                  0            5,866

F. Lee Champion, III........................      1999       162,750       42,500                  0           19,973
         Senior Vice President, General           1998       144,000       27,500             30,000           12,018
         Counsel, Secretary and Director


Anthony J. Rhead............................      1999        93,750       67,000                  0           18,338
         Senior Vice President--Film              1998        75,000       78,500             30,000           18,500
                                                  1997        75,000       81,000                  0           18,750

Fred W. Van Noy.............................      1999        93,750       64,000                  0           17,642
         Senior Vice President--Operations        1998        75,000       62,800             30,000           16,368
                                                  1997        75,000       64,800                  0           17,071

-------------

(1) The amounts shown in this column for 1999 represent amounts paid by Carmike under a deferred compensation plan and the incremental cost of life insurance premiums for death benefits in excess of $50,000, respectively, as follows: Michael W. Patrick - $63,332 and $630; C. L. Patrick - $0 and $3,213;
F. Lee Champion, III - $19,343 and $630; Anthony J. Rhead - $16,532 and $1,806; and Fred. W. Van Noy - $17,222 and $420.

EMPLOYMENT CONTRACTS

         Effective January 1, 2000, C.L. Patrick entered into a new employment agreement with Carmike with respect to his services as Chairman of the Board, which replaced a previous agreement that expired on that date. As of that date, Mr. Patrick retired from the active participation of the day-to-day management and affairs of Carmike. The new agreement provides for a three-year term that is automatically extended each year after the first year for an additional year unless either party gives written notice to the contrary. Pursuant to this agreement, Mr. Patrick will not receive a salary or any other compensation, except that Carmike will furnish him with an office, a secretary and a car and driver. Mr. Patrick's previous employment agreement with Carmike provided a base annual salary with cost of living adjustments that resulted in a salary of $227,067 for 1999.

         Effective as of January 1, 1993, Michael W. Patrick entered into an employment agreement with Carmike with respect to his services as Chief Executive Officer. This agreement, as restated and amended on August 10, 1998, provides a base annual salary of approximately $557,650, with annual cost of living adjustments. Such cost of living adjustments have resulted in a base annual salary effective as of January 1, 2000 of $589,719 for Michael W. Patrick. This agreement provides for a five-year term that is automatically extended each year after the first year for an additional year unless either party gives written notice of termination within thirty days prior to the anniversary date of such agreement. This agreement also provides during its term for a death benefit equal to one year's salary, as well as for reimbursement of business-related expenses.

OPTION GRANTS, EXERCISES AND HOLDINGS

         There were no options granted to the named executive officers during the fiscal year ended December 31, 1999.

         The following table sets forth information with respect to the named executive officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year ended December 31, 1999.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                 NUMBER OF SECURITIES                   VALUE OF UNEXERCISED
                                            UNDERLYING UNEXERCISED OPTIONS              IN-THE-MONEY OPTIONS
                                                    AT FY-END (#)                         AT FY-END ($) (1)
                                       --------------------------------------- ---------------------------------


NAME                                       EXERCISABLE        UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
--------------------------------       -------------------   ---------------     -----------    ---------------
Michael W. Patrick..............              90,000              75,000              -0-              -0-

C.L. Patrick....................                  -0-                -0-              -0-              -0-

F. Lee Champion, III............                  -0-             30,000              -0-              -0-

Anthony J. Rhead................               7,500              30,000              -0-              -0-

Fred W. Van Noy.................              15,000              30,000              -0-              -0-

-------------------

(1) These amounts represent the excess of the fair market value of the Class A Common Stock of $7.8125 per share as of December 31, 1999 above the exercise price of the options.

REPORT ON EXECUTIVE COMPENSATION

         The Board of Directors does not have a Compensation Committee. The full Board of Directors oversees and reviews the administration of Carmike's employee benefit plans and compensation of employees, except for decisions about awards under the Carmike Cinemas, Inc. 1998 Class A Stock Option Plan, which must be made solely by the Stock Option Committee in order for the grants or awards under such plan to satisfy Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         The following is a report submitted by the Board of Directors addressing Carmike's compensation policy as it related to the Chief Executive Officer and the other named executive officers for the fiscal year ended December 31, 1999.

Base Salary and Bonuses

         Carmike does not have a formalized program regarding compensation of executive officers. The base salaries for the Chairman of the Board and the Chief Executive Officer are set in accordance with their employment contracts. See "Executive Compensation and Other Information -- Employment Contracts." The terms of these contracts were proposed by Carmike's Chairman of the Board and Chief Executive Officer. Factors considered by the Chairman of the Board and Chief Executive Officer are subjective and could include their perceptions of the individual's performance, needs and potential and the Columbus, Georgia economy. The Chairman of the Board and the Chief Executive Officer inform the Board of Directors as to the proposed remuneration of the other named executive officers. Again, the factors considered are usually subjective and could include their perceptions of each individual's performance, needs and potential and the Columbus, Georgia economy.

         An individual's bonus is based on earnings per share for Carmike's Class A Common Stock. For each $1.00 in earnings per share (as defined), an individual receives a bonus of $5,000 multiplied by the number of bonus points awarded to such individual. The Chairman of the Board informs the Board of Directors of the proposed number of "bonus points" to be awarded to the Chief Executive Officer. Factors considered by the Chairman of the Board are subjective and could include his perception of the individual's contribution to Carmike's performance. The Chairman of the Board and the Chief Executive Officer decide the number of "bonus points" to be awarded to the other named executive officers, as well as certain discretionary bonuses. Factors considered by the Chairman of the Board and the Chief Executive Officer are subjective and could include their perceptions of an individual's contributions to Carmike's performance. The Chairman of the Board does not participate in the bonus program.

Deferred Compensation Plan

         Carmike maintains a Deferred Compensation Plan for certain executive officers, including the named executive officers, pursuant to which Carmike pays additional compensation on a pre-tax basis equal to 10% of an employee's taxable compensation. Distributions from the plan are made upon or shortly after normal retirement, disability, death or termination of employment of a participant.

Carmike Cinemas, Inc. 1998 Class A Stock Option Plan

         The Carmike Cinemas, Inc. 1998 Class A Stock Option Plan is Carmike's long-term incentive plan for executive officers and key employees. The objective of the Carmike Cinemas, Inc. 1998 Class A Stock Option Plan is to align executive pay with stockholder long-term interest by creating a direct link between executive pay and stockholder return, and to enable executives to develop and maintain a significant long-term ownership position in Carmike's Class A Common Stock.

         The Carmike Cinemas, Inc. 1998 Class A Stock Option Plan authorizes the Stock Option Committee to award stock options to key employees of Carmike. The Stock Option Committee has the power to determine the individuals to whom stock options are awarded, the terms at which option grants shall be made and the terms of the options and the number of shares subject to each option. The size of option grants may be based, in part, upon position level.

Chief Executive Officer Pay

         Amounts earned during 1999 by the Chief Executive Officer, Michael W. Patrick, are shown in the Summary Compensation Table. His base salary was set pursuant to the terms of his employment agreement with Carmike. That agreement provides for a base annual salary with annual cost of living adjustments. See "Executive Compensation and Other Information -- Employment Contracts." Michael
W. Patrick received a bonus of $44,000 related to performance in 1999. The amount of his bonus was based on earnings per share as described above.

         The Board believes that the current subjective process has been effective in rewarding executives appropriately, and in attracting and retaining good performers. While the Board is pleased with the current compensation system, it reserves the right to make such changes to the program as it deems desirable or necessary in future years.

                        MEMBERS OF THE BOARD OF DIRECTORS

                                       C.L. Patrick
                                       Michael W. Patrick
                                       Carl L. Patrick, Jr.
                                       F. Lee Champion, III
                                       Elizabeth C. Fascitelli
                                       Richard A. Friedman
                                       John W. Jordan, II
                                       Carl E. Sanders
                                       David W. Zalaznick


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Carmike has no Compensation Committee. The following officers and employees of Carmike participated in deliberations of the Board of Directors concerning executive officer compensation: C.L. Patrick, Michael W. Patrick and
F. Lee Champion, III.

PERFORMANCE GRAPH

         The following graph compares the five-year cumulative total stockholder return on Carmike's Class A Common Stock with the comparable cumulative total returns of the New York Stock Exchange Market Index and a peer group index comprised of the companies listed below. The graph assumes that the value of the investment in the Class A Common Stock and each index was $100 on December 31, 1995, and that all dividends were reinvested.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                          AMONG CARMIKE CINEMAS, INC.,
                     NYSE MARKET INDEX AND PEER GROUP INDEX

                                    [GRAPH]

CARMIKE                    1994              100.00
                           1995               97.83
                           1996              110.33
                           1997              124.73
                           1998               88.32
                           1999               33.97

CUSTOMER                   1994              100.00
                           1995              125.31
                           1996              122.94
                           1997              159.02
                           1998              131.62
                           1999               69.52

NYSE                       1994              100.00
                           1995              129.66
                           1996              156.20
                           1997              205.49
                           1998              244.52
                           1999              267.75

         Companies in the peer group are as follows: AMC Entertainment, Inc., Carmike Cinemas, Inc., GC Companies, Inc. and Loews Cineplex Entertainment Corporation. These companies were chosen on the basis of being publicly-held companies that are primarily in the movie exhibition business (non drive-in).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Carmike previously leased equipment for six of its theatres pursuant to five equipment lease agreements with Michael W. Patrick, President, Chief Executive Officer and director of Carmike. During the year ended December 31, 1999, Carmike paid $95,270 to Michael W. Patrick under these equipment leases, all of which expired on December 31, 1999. Carmike also has an aircraft lease agreement dated July 1, 1983, with C.L.P. Equipment, a sole proprietorship of which C.L. Patrick is the owner, pursuant to which Carmike paid $190,522 in the year ended

December 31, 1999. Carmike believes that these transactions are on terms no less favorable to Carmike than terms available from unaffiliated parties in arm's-length transactions.

         F. Lee Champion, III, Senior Vice President, General Counsel, Secretary and a director of Carmike, owns 20% of Military Services, Inc., a subsidiary of Carmike. Carl E. Sanders, a director of Carmike, is Chairman of Troutman Sanders LLP, Atlanta, Georgia, which provided legal services to Carmike during 1999 and is providing legal services to Carmike during 2000.

         Elizabeth C. Fascitelli and Richard B. Friedman are managing directors of Goldman, Sachs & Co. ("Goldman"). Goldman and its subsidiaries have provided investment banking and related financial services to Carmike during 1999 and are expected to provide similar services to Carmike in 2000. Ms. Fascitelli and Mr. Friedman were elected as directors of Carmike pursuant to a Stock Purchase Agreement dated November 22, 1998 relating to the sale of the Series A Preferred Stock, pursuant to which certain affiliates of Goldman purchased an aggregate of 550,000 shares of the Series A Preferred Stock for an aggregate purchase price of $55.0 million. The Series A Preferred Stock is convertible at any time into Carmike's Class A Common Stock at $25.00 per share (subject to anti-dilution adjustments).

         On February 3, 1999, Carmike sold $200 million in principal amount of 9 3/8% Senior Subordinated Notes due 2009 (the "Notes"), of which $140 million in principal amount was purchased by Goldman. In addition, on February 25, 1999, Carmike entered into a $75 million Term Loan B for which Goldman Sachs Credit Partners L.P., an affiliate of Goldman, was a lead arranger and syndication agent.

         Under the terms of the Indenture relating to the Notes, any future transactions between Carmike and any officer, director, 5% stockholder or any affiliate thereof will be on terms no less favorable to Carmike than could be obtained from an unaffiliated third party.



                                  OTHER MATTERS

         The Board of Directors does not know of any other matters to be presented for action at the meeting. If any other business should properly come before the meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires Carmike's directors and executive officers, and persons who beneficially own more than 10% of any class of Carmike's equity securities, to file with the Securities and Exchange Commission initial reports ("Form 3") of beneficial ownership and reports of changes ("Form 4") in beneficial ownership of Common Stock and other equity securities of Carmike. Officers, directors and greater than 10% beneficial owners are required by Commission regulation to furnish Carmike with copies of all Section 16(a) reports they file. To Carmike's knowledge, based solely on a review of the copies of such reports furnished to Carmike and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with for the fiscal year ended December 31, 1999, except for the failure to timely file the following: (i) one report by each of Messrs. Michael W. Patrick, F. Lee Champion, III, Larry P. Adams, P. Lamar Fields, Anthony J. Rhead, H. Madison Shirley, Philip A. Smitley and Fred W. Van Noy to report a grant of options to each person in 1998; and (ii) one report by each of Messrs. Michael W. Patrick, John W. Jordan and David W. Zalaznick, in each case to report one transaction. All of these reports have since been filed.

INDEPENDENT AUDITORS

         Management has selected Ernst & Young LLP as its independent auditors for the current year. Representatives of Ernst & Young LLP are expected to be present at the meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

STOCKHOLDER PROPOSALS

         Any stockholder of Carmike who wishes to present a proposal at the 2000 Annual Meeting of Stockholders of Carmike and who wishes to have such proposal included in Carmike's proxy statement for that meeting must deliver a copy of such proposal to Carmike at 1301 First Avenue, Columbus, Georgia 31901-2109,
Attention: Corporate Secretary, for receipt not later than November 30, 2000. Carmike reserves the right to decline to include in Carmike's proxy statement any stockholder's proposal that does not comply with the rules of the Securities and Exchange Commission for inclusion therein.

FORM 10-K

         Carmike's Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 1999 (including the consolidated financial statements and schedules thereto but excluding exhibits) is being provided to each stockholder as part of Carmike's 1999 Annual Report to Stockholders.



                             YOUR VOTE IS IMPORTANT

         You are encouraged to let us know your preference by marking the appropriate boxes on the enclosed proxy card.

                              CARMIKE CINEMAS, INC.
                                1301 FIRST AVENUE
                          COLUMBUS, GEORGIA 31901-2109

                           CLASS A COMMON STOCK PROXY
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 2, 2000

         The undersigned hereby appoints MICHAEL W. PATRICK, F. LEE CHAMPION, III, and MARTIN A. DURANT, and each of them, proxies with full power of substitution, to represent and to vote as set forth herein all the shares of Class A Common Stock of Carmike Cinemas, Inc. held of record by the undersigned on March 20, 2000, at the Annual Meeting of Stockholders of Carmike Cinemas, Inc. to be held at the offices of Troutman Sanders LLP, Bank of America Plaza, 600 Peachtree Street, N.E., 52nd Floor, Atlanta, Georgia 30308, at 10:00 a.m. local time, on Tuesday, May 2, 2000, and any adjournments thereof.

         1.       Election of Directors:

                  [ ]      FOR all nominees, except as marked below.
                  [ ]      WITHHOLD vote from all nominees.

                  C.L. Patrick, Michael W. Patrick, John W. Jordan, II, Carl L. Patrick, Jr., Carl E. Sanders, David W. Zalaznick, Elizabeth
                  C. Fascitelli, Richard A. Friedman and Forrest Lee Champion, III.

                  (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name on the space provided below.)

                  -------------------------------------------------------------

         Management recommends a vote FOR Item 1.

         2. In their discretion, the proxies are authorized to vote as described in the proxy statement and upon such other business as may properly come before the meeting.

                  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEM 1.


Dated:             , 2000
      -------------                 --------------------------------------------
                                    Signature


                                    --------------------------------------------
                                    Signature if Held Jointly


                                    Please sign exactly as name appears on Stock
                                    Certificate. If stock is held in the name of two or more persons, all must sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    PLEASE MARK, SIGN, DATE AND RETURN THIS
                                    PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE.

                              CARMIKE CINEMAS, INC.
                                1301 FIRST AVENUE
                          COLUMBUS, GEORGIA 31901-2109

                           CLASS B COMMON STOCK PROXY
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 2, 2000

         The undersigned hereby appoints MICHAEL W. PATRICK, F. LEE CHAMPION, III, and MARTIN A. DURANT, and each of them, proxies with full power of substitution, to represent and to vote as set forth herein all the shares of Class B Common Stock of Carmike Cinemas, Inc. held of record by the undersigned on March 20, 2000, at the Annual Meeting of Stockholders of Carmike Cinemas, Inc. to be held at the offices of Troutman Sanders LLP, Bank of America Plaza, 600 Peachtree Street, N.E., 52nd Floor, Atlanta, Georgia 30308, at 10:00 a.m. local time, on Tuesday, May 2, 2000, and any adjournments thereof.

         1.       Election of Directors:

                  [ ]      FOR all nominees, except as marked below.
                  [ ]      WITHHOLD vote from all nominees.

                  C.L. Patrick, Michael W. Patrick, John W. Jordan, II, Carl L. Patrick, Jr., Carl E. Sanders, David W. Zalaznick, Elizabeth
                  C. Fascitelli, Richard A. Friedman and Forrest Lee Champion, III.

                  (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name on the space provided below.)

                  -------------------------------------------------------------

         Management recommends a vote FOR Item 1.

         2. In their discretion, the proxies are authorized to vote as described in the proxy statement and upon such other business as may properly come before the meeting.

                  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEM 1.

Dated:             , 2000
      -------------                 --------------------------------------------
                                    Signature


                                    --------------------------------------------
                                    Signature if Held Jointly


                                    Please sign exactly as name appears on Stock
                                    Certificate. If stock is held in the name of two or more persons, all must sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    PLEASE MARK, SIGN, DATE AND RETURN THIS
                                    PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE.

                              CARMIKE CINEMAS, INC.
                                1301 FIRST AVENUE
                          COLUMBUS, GEORGIA 31901-2109

                   5.5% SERIES A SENIOR CUMULATIVE CONVERTIBLE
                       EXCHANGEABLE PREFERRED STOCK PROXY
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 2, 2000

         The undersigned hereby appoints MICHAEL W. PATRICK, F. LEE CHAMPION, III, and MARTIN A. DURANT, and each of them, proxies with full power of substitution, to represent and to vote as set forth herein all the shares of the 5.5% Series A Senior Cumulative Convertible Exchangeable Preferred Stock of Carmike Cinemas, Inc. held of record by the undersigned on March 20, 2000, at the Annual Meeting of Stockholders of Carmike Cinemas, Inc. to be held at the offices of Troutman Sanders LLP, Bank of America Plaza, 600 Peachtree Street, N.E., 52nd Floor, Atlanta, Georgia 30308, at 10:00 a.m. local time, on Tuesday, May 2, 2000, and any adjournments thereof.

         1.       Election of Directors:

                  [ ]      FOR all nominees, except as marked below.
                  [ ]      WITHHOLD vote from all nominees.

                  C.L. Patrick, Michael W. Patrick, John W. Jordan, II, Carl L. Patrick, Jr., Carl E. Sanders, David W. Zalaznick, Elizabeth
                  C. Fascitelli, Richard A. Friedman and Forrest Lee Champion, III.

                  (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name on the space provided below.)

                  -------------------------------------------------------------

         Management recommends a vote FOR Item 1.

         2. In their discretion, the proxies are authorized to vote as described in the proxy statement and upon such other business as may properly come before the meeting.

                  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEM 1.


Dated:             , 2000
      -------------                 --------------------------------------------
                                    Signature


                                    --------------------------------------------
                                    Signature if Held Jointly


                                    Please sign exactly as name appears on Stock
                                    Certificate. If stock is held in the name of two or more persons, all must sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    PLEASE MARK, SIGN, DATE AND RETURN THIS
                                    PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE.